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                                                                      EXHIBIT 23

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17215 and 33-29138) of Hancock Fabrics, Inc. of our report dated March 4, 1994 appearing on page 21 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE

Memphis, Tennessee
April 26, 1994